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SNODGRASS
Certified Public Accountants and Consultants




May 30, 2001
Board of Directors
Nittany Financial Corp.
116 East College Avenue
State College, PA  16801

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Nittany Financial Corp. and subsidiaries for the periods ended March 31, 2001 and 2000, as indicated in our report dated May 10, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, is being used in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ S.R. Snodgrass, A.C.



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S.R. Snodgrass, A.C.
1000 Stonewood Drive, Suite 200 Wexford, PA 15090-8399 Phone: 724-934-0344 Facsimile: 724-934-0345
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